Exhibit 10.2

FACTORING AGREEMENT

This FACTORING  AGREEMENT  (as amended, this "Agreement"), dated as of  the Effective  Date (as  defined  below), is by and between Goodman Capital Finance, a division of Independent Bank (and hereinafter referred to as "Goodman") and the entities from time to time party hereto as a client (collectively, the "Client"). All capitalized terms used in this Agreement are defined in the body or in the last Section of this Agreement.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

I.            Factoring of Accounts

(a)          Purchase and Sale of Accounts. Client agrees to ofTer to sell to Goodman existing  and  future Accounts of Client. Each such offer shall be made on a schedule, in a form acceptable to Goodman. delivered to Goodman electronically or  by such other means as Goodman  may from time to time designate.   Goodman's purchase of an Account ofTercd for sale hereunder will be efTective upon its  receipt of such schedule  for such Account, without further act or instrument. At the time an Account is presented to Goodman for purchase,  the Client shall also deliver  to Goodman  a copy of all invoices relating to the Account together with evidence of the delivery and performance of the goods and services giving rise to such Account.

(b)          Payment of Purchase Price. As consideration for the assignment and sale of an Account to Goodman hereunder, Goodman shall pay to Client the Purchase Price for such Account on the Settlement Date for such Account by crediting such Purchase Price to the Reserve Account or applying the proceeds of such Purchase Price against the outstanding Advances.

(c)          Credit Risk. Except as expressly provided in this subsection with respect to Non-Recourse Accounts, all Accounts purchased  by Goodman hereunder are with  full recourse to Client and  without risk to Goodman of non-payment  for any reason. Without limiting the foregoing, Goodman may, in its sole discretion at the request of Client, agree to assume the Credit Risk on an Account by written notice from Goodman to Client, which written notice may be in the form of an-email, expressly stating that such Account is purchased by Goodman without recourse to the Client (any such Account for which Goodman has so notified the Client, a "Non-Recourse  Account"').  The purchase by Goodman of a Non-Recourse  Account shall be without  recourse to Client for losses sustained due to Credit Risk except to the extent such Credit Risk is terminated in accordance with the terms hereof. Notwithstanding anything to the contrary herein, Goodman's Credit Risk on a Non-Recourse Account shall immediately terminate and such Account shall immediately cease to constitute a Non-Recourse Account hereunder,  in each case without any further action or notice, if (i) such Account is at any time subject to Dispute, (ii) any representation or warranty made by Client hereunder with respect to such Account is untrue, incorrect or misleading in any respect, (iii) any covenant or agreement made by Client hereunder with respect to such Account is breached, or (iv) this Agreement is terminated by Client.

(d)          Advances. At Client's request, but in Goodman's sole discretion. Goodman may make loans to Client (collectively, "Advances") up to an aggregate amount at any time outstanding not to exceed  the  lesser of  the "Facility  Maximum" set forth on Schedule A and the Formula Amount. All Advances are payable upon demand and may be charged by Goodman to the Reserve Account at any time.  Without limiting the foregoing, if at any time the aggregate outstanding Advances exceeds the lesser of the Facility Maximum and the Formula Amount, Client shall immediately repay to Goodman such excess Advances.

(e)          Reserve Account.  Goodman shall credit the Reserve Account with the Purchase Price of Accounts sold to Goodman hereunder as and when payable hereunder and debit the Reserve Account for all payment Obligations of Client as and when due hereunder. Goodman shall, upon request of Client and so long as no Event of Default exists, remit to Client any positive balance in the Reserve Account provided that Goodman may withhold from the Reserve Account such amounts as it deems necessary as security for the payment and performance of the Obligations, to enhance the likelihood of repayment of the Obligations or to reflect events, conditions, contingencies or risks which might adversely affect the Collateral or the business of Client. If at any time the Reserve Account is negative, Client shall immediately repay the deficiency to Goodman.

(f)          Account Stated. Client agrees to log on, no less frequently than monthly, to any internet accessible website made available to Client by Goodman to review all transactions posted to Client's account with Goodman. Each transaction posted to the Reserve Account or appearing in a statement received by Client from Goodman in connection herewith shall be subject to subsequent adjustment by Goodman but shall, absent manifest error, be conclusively presumed to be correct and accurate and constitute an account stated between Client and Goodman unless Client delivers to Goodman a written objection to such transaction, describing the error or errors allegedly contained therein, within thirty (30) days after the earlier of the posting of such transaction to the Reserve Account or delivery to Client of a statement reflecting such transaction.

(g)          Chargebacks. Goodman shall have the right to chargeback to Client the full amount of an Account. even if Goodman has already remitted payment of the Purchase Price therefor, if such Account (i) is or becomes subject to Dispute, (ii) is a Non-Recourse Account for which the Credit Risk of  Goodman  is terminated  in accordance with the terms here of or (iii) is not a Non-Recourse Account. In the event an Account for which Goodman has already remitted payment of the Purchase Price is charged back to Client in accordance with the terms hereof, Client shall repurchase such Account by paying to Goodman an amount equal to such Purchase Price. In the event an Account is charged back to Client prior to the payment by Goodman of the Purchase Price therefor, Goodman shall, in lieu of payment of the Purchase Price for any such Account, credit the Reserve Account with any Proceeds received by Goodman in respect of such Account on the Settlement Date therefor. Notwithstanding the repurchase of an Account by Client or the election by Goodman to chargeback to Client an  Account, Goodman shall retain  its security  interest in such Account as security for full payment and performance of all Obligations.

2.            Notation of Assignment, Remittances and Collections

(a)          Notice of Assignment. At the request of Goodman, all invoices evidencing Accounts purchased by Goodman hereunder shall prominently indicate that the Account evidenced thereby has been assigned to, is owned by and is payable directly and only to Goodman  at a lockbox account or other account designated  by Goodman  from time to time. Without limiting the foregoing, Client agrees that Goodman may and irrevocable authorizes Goodman to, at any time, notify Customers of the assignment to Goodman of(or security interest of Goodman in) the Accounts and that such Accounts are payable only to Goodman.

(b)          Remittances and Collections. Client shall cause all payments of Accounts to be remitted, and Client shall instruct and cause its Customers to remit all payments, to such lockbox or bank account as Goodman may from time to time designate (the "Collection  Accounts").If any Obligor receives payment of  an Account, Client shall cause such Obligor to, within one (I) Business Day of such receipt, remit such payment, in the same form received, to the Collection Accounts or as otherwise directed by Goodman. All checks, remittances and other Proceeds of Accounts purchased  by Goodman hereunder shall  be property of Goodman. Should Goodman receive a double payment on an Account or other payment which is not identifiable to an Account, Goodman shall account for such payment as an open item and, in Goodman's discretion, Goodman may return any duplicate or unidentified payment to the Customer or apply such  unidentified  payment pursuant 10  the Obligations  upon  proper identification and documentation acceptable to Goodman.

3.           lnterest and Certain Fees.

(a)          Interest. The outstanding Advances will bear interest at a variable per annum rate equal to the "Contract Rate"  set  forth on Schedule  A.  Advances repaid  from the proceeds of the  Purchase Price for an Account shall continue to accrue interest  through  the Settlement Date of such  Account.  All such interest will  be payable by Client  to Goodman  monthly in arrears on the first day of each month. Notwithstanding the foregoing, from and after the occurrence of an Event of Default, all Obligations shall, at the election of Goodman, bear interest at a rate per annum equal to eighteen percent (18%) (the "Default Rate") and such interest shall be accrued daily and  payable  by Client to Goodman  upon demand.   All interest  hereunder may be charged by Goodman to the Reserve Account as an Advance as and when due.

(b)          Select Fees. Client will pay to Goodman the fees set forth on Schedule A hereto. Such fees shall be fully earned, and may be charged by Goodman to the Reserve Account as an Advance, when due in accordance with such Schedule and shall not be subject to refund of any kind or pro-rated upon any termination of this Agreement.

(c)          Computation of Interest and Fees. Interest and fees will be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

4.           Securitv Interest. As security  for the Obligations, Client hereby grants  to Goodman a continuing security interest in and lien upon all of the Collateral. Client shall take all actions requested by Goodman from time to time to cause the attachment, perfection and, except as Goodman may otherwise agree in writing, first priority of Goodman's security interest in the Collateral.   Client  irrevocably and unconditionally  authorizes  Goodman  (or  Goodman's  agent) to complete and file, at any time and from time to  time, such  financing statements with respect to the Collateral  naming Goodman  as  the secured  party  and Client as debtor, as Goodman may require, together with all amendments and continuations with respect thereto. Without limiting the foregoing, Client shall, al the request of Goodman with respect to each or any Deposit Account of Client, deliver to Goodman a deposit account control agreement, in form and substance satisfactory to Goodman, duly executed by Client and the financial institution at which such Deposit Account is maintained.

5.            Representations and Warranties. Client hereby represents and warrants to Goodman that at all times:

(a)          Organization. Qualification: Compliance with Laws: Authority. Client (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business and is in good standing in each jurisdiction where its ownership of property or the conduct of its business requires such qualification, (iii) operates its business in material compliance  with all applicable local, state and federal laws, (iv) has all power and authority  under the laws of Client's jurisdiction of organization and its articles of organization to conduct Client's business and to enter into, execute and deliver this Agreement and  the Other Agreements and to  perform  its Obligations  hereunder and  thereunder and (v) has taken all necessary action to authorize the execution and delivery of this Agreement and the Other Agreements and the performance of its Obligations hereunder and thereunder.

(b)          Solvency. Client  is solvent, is able to pay its debts as they  mature,  has capital sufficient to carry on its business and all businesses in which it is about to engage and the fair saleable value of its assets (calculated on a going concern basis) is in excess of the amount of its liabilities.

(c)          Collateral. Client has good title to the Collateral, free and clear of all liens, claims and encumbrances other than those in favor of Goodman or with respect to which Goodman has consented in writing.

(d)          Accounts. Each Account submitted or sold by Client to Goodman  hereunder  (i) evidences  an absolute, bona fide sale of goods or rendition of services by Client in the ordinary course of  business, (ii) arises from the sale of goods or services that have been delivered or performed in full by Client and accepted in full by the Customer obligated thereon, (iii) is genuine, valid and enforceable against the Customer obligated thereon in the full amount set forth on the schedule and any invoice delivered by Client with respect to such Account, without ofTset, defense, counterclaim, deduction, credit, adjustment of any kind other than as disclosed by Client to Goodman in such schedule when such Account is first offered for sale by Client to Goodman hereunder, (iv) is not subject to Dispute (real or alleged) at the time such Account is first offered for sale by Client to Goodman hereunder, (v) is free and clear of all liens, claims or encumbrances other than in favor of Goodman or expressly permitted by Goodman in writing, (vi) is legally saleable and assignable by Client to Goodman; (vii) if arising from the sale of Inventory, such Inventory was owned by Client at all times prior to such sale and was not subject to any consignment arrangement, encumbrance, security interest or lien other than in favor of Goodman or as expressly permitted in writing by Goodman, and (viii) shall not be altered or modified without the prior written consent of Goodman. All invoices evidencing an Account submitted or sold by Client to Goodman hereunder, and all other documents delivered by Client to Goodman in connection therewith, are genuine and valid and are not mistaken, misleading, fraudulent. incorrect, incomplete or erroneous in any respect.

6.           Covenants

(a)          Certain Organizational Changes. Without giving Goodman at least thirty (30) days prior written notice, Client shall not (i) change Client's legal name, type of organization or jurisdiction of organization or (ii) chief executive office, mailing address or any location of Collateral. In addition, Client shall give Goodman prompt notice of, but in any event within five (5) days after, any change in any of the officers, principals, partners or owners of Client or any other Obligor.

(b)          Certain Negative Covenants. Client shall not, at any time, (i) be party to a merger or consolidation or acquire all or substantially all of the assets of, or equity interests in, any Person or any divisions of any Person, (ii) grant or permit to exist any lien, security interest or encumbrance other than in favor of Goodman or with the written consent of Goodman. (iii) sell or dispose of any Collateral other than the sale of lnventory in the ordinary course of Client's business, (iv) use the proceeds of the Purchase Price for any purpose other than the repayment of Advances or for working capital purposes in the ordinary course of Client's business, (v) conduct business or engage in any transaction with an affiliate of Client except in the ordinary course of business upon fair and reasonable terms no less favorable to Client than Client would obtain in a comparable arm•s length transaction with an un affiliated Person and, in all events, provided the same is fully disclosed to Goodman in writing in advance, (vi) make loans or advances to any Person other than advances to employees for travel and entertainment expenses in the ordinary course of Client's business, (vii) sell Accounts to, factor Accounts with or obtain financing secured by Collateral from any Person other than Goodman or with the prior written consent of Goodman or (viii) engage in any business, other than its business as conducted on the EfTective Date of this Agreement and any activities incidental thereto.

(c)          Financial Statements: Collateral Reports. Client shall provide to Goodman the financial and other information set forth on Schedule B hereto, in form and detail satisfactory to Goodman, within the time periods set forth on such Schedule.

(d)          Accounting Records: Inspections: Verifications. Client shall (i) maintain a system of accounting that enables Client to produce financial statements in accordance with GAAP, (ii) maintain complete and accurate records regarding the Collateral and (iii) permit Goodman and any Person designated by Goodman to, at any reasonable time, inspect, audit and examine the books and records of Client, make copies of the same, and inspect and appraise the Collateral and the other assets and properties of Client. Client authorizes Goodman to, in the name of Goodman or its nominee, communicate with any Customer of Client to verify the validity, amount or other matter relating to Accounts of Client.

(e)          Disputes. Client shall promptly, but in any event within five (5) days after Client has knowledge of the same, notify Goodman of each Dispute. lf a Dispute is not promptly settled by Client, Goodman may, if Goodman so elects in Goodman's sole discretion, settle, compromise, adjust or otherwise dispose any such Dispute, whether by litigation or otherwise, at Client's expense and upon such terms and conditions as Goodman in its sole discretion shall deem necessary or appropriate. Client shall promptly advise Goodman if Client settles any Dispute or grants any allowances, credits or adjustments to Customers, changes the selling terms to be issued to any Customer or accepts any return of goods. Any Account that is unpaid at the expiration of the Eligibility Period shall, unless the Customer thereof is subject to an insolvency proceeding at or prior to the expiration of such Eligibility Period, be deemed in Dispute.

(f)          Insurance. At Client's expense, Client shall maintain insurance with respect to such risks, in such amounts and with such insurance companies as ordinarily are insured against by other Persons engaged in the same or similar businesses and as are reasonably satisfactory to Goodman. Client shall, at the request of Goodman, cause Goodman to be named as an additional insured on all liability insurance policies of Client and as a lender's loss payee on all property insurance policies of Client, and deliver to Goodman such endorsements and certificates of insurance as Goodman may request with respect to Client's insurance policies.

(g)          Notice of Event of Default. Promptly, but in any event within five (5) days after Client has knowledge of any event or condition that constitutes an Event of Default, Client shall give Goodman notice of such event or condition and a statement of the curative action that Client proposes to take with respect thereto.

(h)          Anti-Monev Laundering and Anti-Corruption. Client shall maintain and comply at all times, and cause each affiliate of Client to maintain and comply at all times. with all applicable laws or regulations relating to money- laundering, any predicate crime to money laundering, bribery or corruption.

(i)          Taxes. Client shall pay and discharge all federal, state and local taxes (including payroll taxes) when due. Client shall, at the request of Goodman, furnish Goodman with proof of payment of all such taxes. Without limiting the foregoing, Client shall deliver to Goodman, at the request of Goodman, an Internal Revenue Service form 8821.

(U)      Further  Assurances and  Cooperation.   Client shall, at Goodman's  request and Client's expense. execute and deliver (or cause to be executed and delivered) to Goodman such further instruments and do and cause to be done such further acts as may be necessary or proper in the opinion of Goodman to effectuate the provisions and purposes of this Agreement. Without limiting the foregoing, Client acknowledges, confirms and  agrees  that,  upon  Goodman's  request, Client shall cooperate and assist Goodman, at Client's expense, in connection with any effort by Goodman to (i) collect any Account or enforce any of Goodman's rights and remedies against third parties obligated on any Account or any other Collateral or (ii) defend any  claim or action commenced by any third party against Goodman in connection with Goodman's actions or the transactions hereunder.

7.            Termination and Default.

(a)          Term. This Agreement shall be effective commencing on the Effective Date and, unless sooner or otherwise terminated in accordance with the terms hereof, this Agreement shall remain in full force and effect for the "Initial Term" (as designated on Schedule A) and shall automatically  renew (and remain  in full force and effect) for successive "Renewal Terms" (as designated on  Schedule A) thereafter.    The Initial Term and each applicable  Renewal Term are collectively  referred  to herein as the "Term". Client  may elect to terminate this Agreement effective as of  the last day of  the  applicable  Term  by written  notice to Goodman no later than thirty (30) days prior to the expiration of such Term. Goodman may terminate this Agreement at any time upon at least thirty (30) days  prior written  notice to Client or  without  prior or other notice at  any time after the occurrence of an Event of Default.  All Obligations  hereunder shall become immediately due  and payable on the effective date of termination of this Agreement.    Notwithstanding any termination  of this Agreement, until such time as all Obligations shall have  been fully paid and satisfied in immediately available funds, this Agreement shall  remain  binding upon Client and, without limiting  the foregoing. all security interests and liens granted by Client in favor of Goodman hereunder shall remain in full force and effect.

(b)          Events of Default. Any one or more of the following shall constitute an "'Event of Default" hereunder: (i) Client shall fail to pay any of the Obligations when due; (ii) any statement, representation or warranty made by any Obligor in this Agreement or  any Other Agreement, or  in connection with  the  transactions contemplated  hereby or  thereby,  shall be untrue, incorrect or  misleading  when made or during the  period covered  thereby; (iii) any breach or default  by any Obligor  in the performance of any covenant or other agreement of such Obligor in this Agreement or any Other Agreement; (iv) any corporate Obligor suspends or ceases operation of all or a material portion of such Obligor's business; (v) any breach or default by any Obligor under any document, instrument or agreement to which it is a party, or by which any of its properties are bound, if the maturity of any indebtedness of such Obligor may be accelerated or demanded due to such breach or default; (vi) there shall be issued or filed against any Obligor any judgment, order or award for the payment of money unless the same is discharged, satisfied, vacated or bonded pending appeal within fifteen (15) days after such issuance or filing; or enforcement proceedings are commenced upon any such judgment, order or award; (vii) a corporate Obligor is enjoined, restrained or in any way prevented by any governmental authority  from conducting  any  material  part of  its business; (viii)  any Obligor becomes insolvent, becomes  unable to pay its debts as they mature or  makes an assignment for the  benefit of creditors; a receiver is appointed  for any of the Collateral; or a petition under any provision of Title 11 of the United States Code, as amended or modified from time to time, is filed by or against any Obligor (a "Specified Default"); (ix) any Obligor that is a natural Person shall die or be declared incompetent; or the dissolution, merger or consolidation of any corporate Obligor; (x) any Obligor shall challenge the validity, enforceability or effectiveness of, terminate, seek or purport to seek,  termination of  this Agreement or  any Other Agreement; or (xi) from and  after the Effective  Date, the sale, transfer, or exchange, either directly or  indirectly, of  more than ten percent ( I0%)  in the aggregate of the equity interests in any corporate Obligor.

(c)          Remedies. At any time after the occurrence of an Event of Default, Goodman may: (i) declare the Obligations to be  immediately due and payable, at which time such Obligations shall be immediately  due and payable and Client shall be obligated  to immediately  repay all of such Obligations in full; (ii) set off against, and appropriate and apply to the payment of the Obligations, any and all amounts owing by Goodman to Client and (iii) exercise any or all rights, powers and remedies available hereunder or under the Other Agreements, or accorded by law or equity, in each case, without presentment, demand, protest, notice of dishonor, or other notice of any kind, all of which are hereby expressly waived by Client. Notwithstanding the foregoing or anything to the contrary herein, immediately upon the occurrence of a Specified Default, all Obligations shall be automatically accelerated and this Agreement shall be automatically terminated, without notice or further action of any kind. Without limiting  the generality of  the foregoing, at any time after the occurrence of an Event of  Default, Goodman  shall  have all the rights and remedies of a secured party under the UCC and other applicable laws with respect to all Collateral, including the right to sell or cause to be sold any or all of such Collateral, in one or more sales or parcels, at such prices and upon such terms as Goodman shall elect, for cash or on credit or for future delivery, without assumption of any credit risk, and at a public or private sale as Goodman may deem appropriate. After application to the Obligations of the proceeds of any such sale or disposition of Collateral, Client shall remain liable for any deficiency.

8.           Indemnification and Taxes. Client hereby indemnifies and holds Goodman and its affiliates, subsidiaries, directors, officers, employees, representatives and agents (Good and all such Persons referred to herein each individually as an "Indemnified Person" and collectively as the "Indemnified Persons") harmless from and against any and all  suits, actions, proceedings, claims, damages, losses, liabilities and expenses of every kind and  nature  (including  attorneys'  costs, fees and expenses) which may be instituted or asserted against or incurred by any such Indemnified Person with respect to the execution. delivery, enforcement, performance or administration of, or in any other way arising out of or  relating to, this Agreement or  any Other Agreement, and any actions or inactions with respect to any of the foregoing, except to the extent that any such indemnified liability is determined  pursuant to a final, non-appealable order issued by a court of competent  jurisdiction to have resulted solely from such Indemnified Person's gross negligence or willful misconduct.   No Indemnified Person shall be responsible or liable to Client or to any other party for indirect,  punitive, special, exemplary or consequential damages which may be alleged as a result of any advance or other financial accommodation having been extended, denied, delayed, conditioned, suspended or terminated under this Agreement or any Other Agreement or as a result of any other event or transaction contemplated hereunder or thereunder. In addition, if any tax or fee by any governmental authority (other than income and franchise taxes owing by Goodman) is or may be imposed on or as a result of any transaction between Client and Goodman, or in respect to sales or the goods affected by such sales, which Goodman is or  may be required  to withhold  or pay, Client  acknowledges sole responsibility  for such  fee or  tax and agrees to indemnify and hold Goodman harmless in respect of such taxes.  Client will pay to Goodman, upon Goodman•s demand, the amount of any such taxes, which shall be charged to the Reserve Account as an Advance.

9.          Costs and Expenses. Client shall pay to Goodman all costs, fees and expenses, including attorneys' and other professionals" costs, fees and expenses, incurred by Goodman in connection with the preparation, execution, delivery, administration or enforcement of this Agreement or any Other Agreement, or the filing or perfecting of any security interest of Goodman in any Collateral. In addition, Client shall also reimburse Goodman for all costs, fees and expenses incurred by Goodman, including attorneys' and professionals' costs, fees and expenses, in connection with: (i) obtaining or enforcing payment or performance of any Obligation; (ii) the prosecution or defense of any action or proceeding concerning any matter arising out of or connected with this Agreement, any Other Agreement or any of the Collateral; (iii) any action or effort to inspect, appraise, examine, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral, including all costs incurred or payable in connection with periodic field examinations at such rates as shall be charged by Goodman to its clients from time to time. Client shall also pay to Goodman its standard and customary fees relating to bank services, wire transfers, special or additional reports, remittance expenses (including, without limitation,  incoming  wire charges, currency conversion fees and stop payment fees), and other services at such rates as shall be charged by Goodman to its clients from time to time. All such costs, fees and expenses, together with all filing, recording and search fees and taxes payable by Client to Goodman, shall be payable on demand and may be charged by Goodman to the Reserve Account as an Advance.

I0.          Miscellaneous Provision.

(a)          Power of Attorney.  Client hereby appoints Goodman as Client's attorney-in-fact to (i) receive, open and dispose of all mail addressed to Client but received by Goodman, (ii) upon or after the occurrence of an Event of Default, notify Post Office authorities to change the address for delivery of mail addressed to the Client to such address as Goodman may designate,
(iii) endorse Client's name upon any notes, acceptances, checks, drafts, money orders, remittances and other items of payment of Accounts that come into Goodman's possession and to deposit or otherwise collect the same and (iv) upon or  after the occurrence of an Event of Default, do all other acts and things necessary to carry out  the terms of this Agreement. This power, being coupled with an interest, is irrevocable while this Agreement remains in effect or any Obligations remain outstanding. Goodman, as attorney-in-fact, shall not be liable for any errors of judgment or mistake of fact.

(b)          Waivers  by Client.  Client waives any right to  require Goodman  to (i)  proceed against any Obligor or other Person, (ii) marshal assets or proceed  against or exhaust any security  from any Obligor or any other Person, (iii) perform any obligation of any Obligor with respect to any Collateral and (iv) make any presentment or demand, or give any notice of nonpayment or non performance, protest, notice of protest or notice of dishonor hereunder or  in connection with the Obligations or any Collateral. Client further waives any  right to  direct the application of  payments or security for any Obligations of any  Obligor or indebtedness of customers of any Obligor.

(c)          Governing Law: Jurisdiction. The validity, construction and effect of this Agreement and, except as otherwise expressly stated therein, of the Other Agreements shall be governed  by, construed and enforced  in accordance with the laws of the State of Texas, without regard to conflicts of laws principles. Each of Client and Goodman hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the state courts of Texas sitting in Dallas County and of the United States District Court for the Northern District of Texas, and any appellate court from any thereof, in any action or proceeding arising out of or  relating to  this Agreement, or for recognition or enforcement of  any judgment,  and each of Client and Goodman hereby irrevocably and unconditionally agrees that all claims in respect of  any such action or  proceeding shall be heard and determined in such state court or, to the fullest extent permitted by applicable law, in such federal court; provided, that Goodman may bring any action or proceeding against any Obligor relating to  this Agreement,  the Other Agreements or  the Collateral in the courts of any jurisdiction. Each of Client and Goodman irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of  venue of  any action or proceeding arising out of or relating to this Agreement in any court referred to in this Section. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)          WAIVER OF JURY TRJAL. GOODMAN AND CLIENT DO HEREBY WAIVE ANY AND ALL RJGHT TO  A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND ARJSING ON, OUT OF, BY REASON OF, OR RELATING IN  ANY WAY TO, THIS AGREEMENT OR THE INTERPRETATION OR ENFORCEMENT  THEREOF OR TO ANY TRANSACTIONS HEREUNDER.

(e)          USA Patriot Act. Client shall provide and shall cause its affiliates to provide such information and take such actions as requested by Goodman from time to time in order to assist Goodman in maintaining compliance with all applicable "know your customer" and anti-money laundering rules and regulations, including the Patriot Act.

(f)          No Waiver of Rights. No failure or delay by Goodman in exercising any of its powers or rights hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such power or right preclude other or further exercise thereof or the exercise of any other right or power. Goodman's rights, remedies and benefits hereunder are cumulative and not exclusive of any other rights, remedies or benefits which Goodman may have. No waiver by Goodman will be effective unless in writing and then only to the extent specifically stated.

(g)          Notices. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the address for such party set forth below each party's name on the signature pages of this Agreement or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand will be deemed given or made as follows: (i) if sent by hand delivery or overnight courier, upon delivery; (ii) if sent by mail,  upon the earlier of the date of receipt or  three (3) days after deposit in the U.S. mail, first class and postage prepaid; (iii) if sent by telecopy, upon receipt; and (iv) if sent by electronic mail, upon sender's receipt of an acknowledgment from the intended  recipient (such as by "return  receipt requested" function, as available. return email or other written acknowledgment).

(h)          General. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that Client may  not assign or  transfer any of its  interests,  rights or  obligations under this Agreement without Goodman's prior written consent. This Agreement sets forth the entire understanding of the parties with respect to the matters set  forth  herein and supersedes  in their entirety any  and all  understandings and agreements, whether  written or oral, of the parties with respect to the foregoing.  This Agreement cannot be changed, modified or amended  in any respect except by a writing executed  by the party to  be charged. This Agreement  is made and entered  into  for the sole  protection and  benefit of the parties hereto and their respective permitted successors and assigns, and no other Person will be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection  with, this Agreement.   If any provision of this Agreement is found to be unenforceable or otherwise invalid under applicable law, such provision shall be ineffective only to the extent of such invalidity and the  remaining  provisions of  this Agreement shall remain  in  full force and effect. This Agreement  may  be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement. Each sale of  an Account  to  Goodman  under this Agreement is an "Account Purchase  Transaction" as defined by Section 306.001(1) of the Texas Finance Code and is subject to such subtitle of the Texas Finance Code.

(i)          Savings Clause. No provision of this Agreement or of any Other Agreement shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. In the event Goodman ever receives, collects or applies as  interest  hereunder or  under any Other Agreement  any amount in excess of the maximum  amount  permitted by applicable law, such excess shall be applied as a payment and reduction of the principal of the Obligations of Client and, if the principal of such Obligations has been paid in full, any remaining excess shall be paid to Client. In determining whether or not the interest paid or payable exceeds the maximum rate permitted  by applicable  law, Client and Goodman  shall, to the extent permitted by applicable law, including Section 306.00I (I) of  the  Texas Finance Code, (i) characterize any non-principal payment as an expense, fee, or premium  rather than as  interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of this Agreement so that interest for the entire term does not exceed  the maximum rate permitted  by law.   If at any time the  interest rate set forth in this Agreement or any Other Agreement exceeds the maximum interest rate allowable under applicable law, the interest rate will be deemed to be such maximum interest rate allowable under applicable law.

(j)          Multiple Clients. Each Client acknowledges that the successful operation and condition of each Client individually is dependent on the successful operation and condition of all Clients collectively. Each Client further acknowledges that it expects to derive benefit from the successful operation and condition of each other Client and from any Advances or financial accommodations extended by Goodman to each or any other Client. Each Client agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Goodman the prompt payment and performance of, all Obligations. Each Client agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until cash payment in full of the Obligations, and that such obligations are absolute and  unconditional, irrespective of any action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except cash payment in full of all Obligations. Each Client agrees that it will not enforce any of its rights of contribution or subrogation against any olher Client with respect to any liability incurred by such Client hereunder or under any Other Agreement, any payments  made by it to  Goodman  with respect to any of the Obligations or any collateral security until such time as all of the Obligations have been paid in full in cash. Each reference to Client means each Client individually and all Clients collectively.

11.         Definitions.

Unless otherwise defined herein, the following terms are used herein as defined in the UCC: Accounts, Account Debtor, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Proceeds and Supporting Obligations.

As used in this Agreement, the following terms have the following meanings:

"Advance Rate" means 100% less the Reserve Percentage.

''Business Day" means any day other than a Saturday, Sunday or other day on which factors or commercial banks are authorized or required to close by law or under to the rules and regulations of the Federal Reserve System.

"Collateral" means, collectively. all of Client's existing and hereafter acquired (a) Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, General Intangibles, Goods (including Inventory and Equipment), lnstruments. Investment Property, Letter-of-Credit Rights and Supporting Obligations, (b) reserves, matured funds, credit balances and other property of Client in Goodman's possession, (c) Records and (d) insurance policies and Proceeds of any or all of the foregoing.

"Credit Risk'' means the risk of loss on an Account resulting solely and exclusively from the financial inability of the applicable Customer to pay the Account in full when due.

"Customer" means a Person that purchases goods or services from Client.

"Dispute" means any reason (regardless of merit) for nonpayment of an Account, including any alleged offset, defense or counterclaim.

"Effective Date" means the date designated by Goodman as 1he '•Effective Dale" as sci forth below Goodman's signature block on the signature page of1his Agreement

"Formula Amount" means an amount equal to (a) the Advance Rate multiplied by the gross amount of Accounts deemed eligible by Goodman, in its sole discretion, for borrowing purposes less (b) such reserves as it deems necessary as security for the payment and performance of the Obligations, to enhance the likelihood of repayment of the Obligations or to reflect events, conditions, contingencies or risks which might adversely affect the Collateral or the business of Client. In no event shall any Account be eligible for borrowing purposes or included in the Formula Amount if such Account is for any reason unpaid upon expiration of the ''Eligibility Period" set forth on Schedule A, subject to payment terms in excess of  maximum terms from time to time established by Goodman in its discretion, subject to Dispute or charged back to Client in accordance wilh the terms hereof.

"Funding Date" means, with respect to any Account that is at any time included in the Formula Amount, the date on which such Account is first included in such Formula Amount.

"Obligations" means all Advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness of every nature at any time owing by Client to Goodman, whether evidenced  by or  arising under this Agreement,  the Other Agreements or any note or other instrument or document, whether arising by law or otherwise, whether arising from an extension of credit, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, now existing or here afler arising (whether before or after the filing of any petition in bankruptcy by or against Client or the commencement of any other insolvency proceedings with respect to Client) including all interest, charges, expenses, fees, attorney's fees, consultant's fees, expert witness fees, field examination fees, loan fees, termination fees, minimum interest charges and any other sums chargeable to Client or incurred by Goodman under or in connection with this Agreement, the Other Agreements or the transactions contemplated hereby or thereby.

"Obligors" means, collectively, Client and any Person who now or hereafter executes in favor of  Goodman a guaranty of the prompt payment and performance payment of the Obligations.

"Other Agreement" means any agreement, guaranty, mortgage, note, instrument or document executed or delivered pursuant hereto or in connection with this Agreement.

"Person" means a natural person, corporation, limited liability company, limited partnership, general partnership, limited liability partnership, joint venture, trust, land trust, business trust or other organization, irrespective of whether it is a legal entity, or a government or agency or political subdivision thereof, and any reference herein to any Person shall be construed to include such Person's successors and assigns.

"Purchase Price" means, for any Account purchased under this Agreement, the gross amount of such Account determined by Goodman at the time such Account is first offered for sale to Goodman hereunder by delivery from Client to Goodman of a schedule for such Account in accordance with the terms hereof.

"Prime Rate" means the greater of (a) 0% per annum and (b) the rate published from time to time by The Wall Street Journal as the "Prime Rate" or, if at any  time or for any  reason such rate is not published, such rate  from time  to  time  announced by Independent Bank as its "Prime Rate". Each change in the rate of interest will become effective on the date each Prime Rate change is published or announced, as the case may be.

"Reserve Account" means a ledger (or book-entry) account maintained by Goodman on its books and records in the name of Client.

"Settlement Date" means, for each Account, two (2) Business days after the Business Day on which payment of such

Account is posted by Goodman to the Reserve Account; provided, that if the Customer of a Non-Recourse Account for which the Settlement Date has not already occurred is subject to an insolvency proceeding at the expiration of the Eligibility Period for such Non-Recourse Account, the Settlement Date for such Non-Recourse Account shall be the Business Day following receipt by Goodman of the written acknowledgment of such Customer that no Dispute exists or the entry of an order by the court having jurisdiction over such insolvency proceeding that no Dispute exists.

"UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of Texas.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.

GOODMAN:

INDEPENDENT BANK,
acting through its Goodman Capital Finance division

By
Name
Title

Address:
Goodman Capital Finance,
30 IO LBJ Freeway, Suite 540
Dallas, TX 75234
Attention:
Fax No:	(972) 243-6285
Email:
Effective Date:June 17 ,2021
CLIENT:

SANUWAVE, INC.

By:	/s/ Kevin Richardson, II
Name:	Kevin Richardson, II
Title:	CEO

By:	/S/ Lisa Sundstrom
Name:	Lisa Sundstrom
Title:	CFO

SANUWAVE HEALTH, INC.

By:	/s/ Kevin Richardson, II
Name:	Kevin Richardson, II
Title:	President

By:	/s/ Lisa Sundstrom
Name:	Lisa Sundstrom
Title:	Secretary

Address:
3360 Martin Farm Rd., Suite 100
Suwanee, GA 30024
Attention: Kevin Richardson, II
Email: info@sanuwave.com

[Signature Page to Factoring Agreement}

SCHEDULE A TO
FACTORING AGREEMENT

Reserve Percentage:	13.75%
Contract Rate:	NA
Eligibility Period	With respect to any Account, the earlier of 46 days from the original due date thereof or 90 days from the invoice date thereof.
Initial Term:	I month, commencing upon the Effective Date.
Renewal Term:	I month.
Facility Maximum:	$3,000,000
Fees:
(a)          Initial Commissions. With respect to each Account of Client that is at  any time included in the Formula Amount, Client shall pay to Goodman a commission (with respect to each Account, the "Initial Commission") equal to 1.25% multiplied by the gross amount of such Account.  The Initial Commission for an Account shall be due and payable on the Funding Date for such Account.

(b)          Additional Commissions. In the event an  Account  remains unpaid  (in whole or in part) on the 30th day following the Funding  Date, Client shall pay to Goodman, on such 30th day and on each I day thereafter that such Account remains unpaid, an additional commission (with respect to each Account, the "Additional Commission") equal to 0.04% multiplied by the gross amount of such Account as of the Funding Date. For purposes of determining Additional Commissions, an Account shall be deemed to remain unpaid until the Settlement Date of such Account.

(c)          Misdirection  Fee.  Goodman may charge to Client a misdirected  payment fee in the amount of fifteen percent (15%) of the amount of any check, remittance or other item of payment constituting a payment of an Account which is received by an Obligor and not deposited into the Collection Account on the next Business Day following receipt by such Obligor.

SCHEDULE B TO
FACTORING AGREEMENT

on request of Goodman:	(a)	such other information as Goodman may request from time to time.